EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-198888, 333-201434 and 333-201436), and Form S-8 (File Nos 333-216585, 333-176438, 333-183290, and 333-209614) of American Midstream Partners, LP of our report dated February 21, 2017, relating to the financial statements of Main Pass Oil Gathering Company, LLC which appear in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 24, 2017